Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned being a director of Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), does hereby constitute and appoint WALTER D. BAY and DOUGLAS K. HOWELL, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to the annual report on Form 10-K for the year ended December 31, 2024, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director of the Company, as indicated below opposite his or her signature, to the annual report on Form 10-K for the year ended December 31, 2024 or any amendment or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 17h day of February, 2025.

Signature	Title

/S/ SHERRY S. BARRAT
Sherry S. Barrat	Director

/S/ DEBORAH CAPLAN
Deborah Caplan	Director

/S/ TERESA H. CLARKE
Teresa H. Clarke	Director

/S/ D. JOHN COLDMAN
D. John Coldman	Director

/S/ RICHARD HARRIES
Richard Harries	Director

/S/ CHRISTOPHER C. MISKEL
Christopher C. Miskel	Director

/S/ DAVID S. JOHNSON
David S. Johnson	Director

/S/ RALPH J. NICOLETTI
Ralph J. Nicolettil	Director

/S/ NORMAN L. ROSENTHAL
Norman L. Rosenthal	Director